Exhibit 99.3

REVOCABLE PROXY

Centra Financial Holdings, Inc.

SPECIAL MEETING OF STOCKHOLDERS

June 6, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Timothy P. Saab and Darren K. Williams, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Centra Financial Holdings, Inc., at the Special Meeting of Stockholders to be held June 6, 2011, and any adjournment thereof.

Unless otherwise specified on this proxy, the shares represented by this proxy will be voted “FOR” the propositions listed on the reverse side and described more fully in the proxy statement of Centra Financial Holdings, Inc., distributed in connection with this Special Meeting. Each share is entitled to one vote. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                 FOLD AND DETACH HERE                À

CENTRA FINANCIAL HOLDINGS, INC. — SPECIAL MEETING, JUNE 6, 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/6568sm

You can vote in one of three ways:

1.	Call toll free 1-866-874-4882 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/cfh and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6568

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Centra Financial Holdings, Inc.	Special Meeting of Stockholders JUNE 6, 2011

		For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Reorganization dated as of December 15, 2010, or the merger agreement, between	☐	☐	☐
Centra and United Bankshares, Inc. or United Bankshares, the merger and the other transactions contemplated thereby. The merger agreement provides that Centra will merge with and into UBC Holding Company, Inc., a subsidiary of United Bankshares, upon the terms and subject to the conditions set forth in the merger agreement.

		For	Against	Abstain
2.	To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in	☐	☐	☐
the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote “FOR” the listed propositions.

Mark here for address change and note change                                      ☐

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above	Co-holder (if any) sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS	¿

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., June 6, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., June 6, 2011: 1-866-874-4882	Vote by Internet anytime prior to 3 a.m., June 6, 2011 go to https://www.proxyvotenow.com/cfh

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/6568sm

Your vote is important!